Exhibit 99.1

CarMax Business Update Related to Coronavirus
April 8, 2020 - Richmond, Virginia
CarMax is providing an update on significant adjustments to staffing levels and other company expenditures in response to the unprecedented coronavirus pandemic. Due to the current conditions where approximately half of CarMax’s stores are closed or operating on a limited basis, and consumer demand has progressively deteriorated in recent weeks, CarMax is taking the following actions.

CarMax Associates

Effective April 18, approximately 15,500 CarMax associates will be placed on furlough. The majority of furloughed associates are employed at CarMax stores that are currently closed due to government mandates. Any ongoing furlough determinations are subject to change due to future government mandates affecting store openings or closings, as well as future business conditions.

“This has been a very difficult decision. Each and every one of our associates are incredibly important to us. We will not rest until we can start pulling our team back together,” said Bill Nash, CarMax president and CEO. “I believe that these steps will help our company withstand the current environment and successfully emerge from these difficult times.”

Prior to the effective date of any furlough, CarMax is providing transition pay to each impacted associate. In addition, for furloughed associates enrolled in CarMax’s medical plan, CarMax will pay the current cost of the associate’s portion of the medical plan, plus the employer portion, until further notice.
CarMax is providing resources to help associates understand the changes and take advantage of the assistance available under the new CARES Act, which should provide significant financial support for most furloughed employees.
Effective immediately, CarMax president and CEO Bill Nash is forgoing 50% of his salary, and each member of the company’s senior leadership team is taking a reduction in pay until further notice. In addition, the CarMax Board of Directors has unanimously determined to forgo their cash retainer indefinitely.

Business Actions

Additional steps CarMax has taken to align costs with the state of the business include instituting a hiring freeze, reducing inventory levels, reducing marketing spend, ceasing store expansion activity and remodels, and halting the share repurchase program.
“We will continue to keep our stores open where permitted to support our customers' essential needs for reliable vehicles and to provide as many jobs as possible for our associates. For the safety of our associates and customers, we have implemented social distancing practices and enhanced cleaning measures in all locations. We are focused on positioning the company for a strong recovery when this crisis is over,” said Nash.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, challenges, opportunities or prospects, including without limitation any statements or factors regarding expected operating capacity, sales, expenses, liquidity, capital expenditures, debt obligations, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2019, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling (804) 747-0422 x7865. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.